                                                                   EXHIBIT 10.11

                      SPLIT-DOLLAR LIFE INSURANCE AGREEMENT


         This Agreement is entered into as of the February 1, 1996, by and between NCI Building Systems, Inc., a Delaware corporation (hereinafter referred to as the "Corporation") and Fred D. Koetting (the "Employee").

                                    RECITALS:

         WHEREAS, the Employee is a key employee of the Corporation and the Corporation desires to encourage the Employee to remain an employee of the Corporation; and

         WHEREAS, to encourage the Employee to remain an employee of the Corporation, the Corporation desires to assist the Employee in establishing a life insurance program; and

         WHEREAS, the Employee has insured his life under a life insurance policy described herein; and

         WHEREAS, the Corporation and the Employee desire to enter into a contractual arrangement to establish their respective rights with respect to such policy;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Designation of Policy. The life insurance policy which is the subject of this Agreement is Policy No. 13-716-906 (the "Policy") issued by The Northwestern Mutual Life Insurance Company (the "Insurer") on the life of the Employee.

         2. Ownership of Insurance. The Employee shall be the sole owner of the Policy and the Employee may exercise all the rights of ownership with respect to the Policy, except as otherwise hereinafter provided.

         3. Dividends. All dividends declared or distributions made by the Insurer on the Policy shall be applied to purchase additional paid-up insurance on the life of the Employee.

         4. Premium Payments. On or before the due date, the Corporation will pay to the Insurer the full amount of each premium on the Policy. The aggregate amount of premiums paid by the Corporation on the Policy on or after April 1, 1996 shall, as of any determination date, be referred to as the "Corporation Premiums".

         5. Tax Reporting By Employee. During the term of this Agreement, the Employee shall report as compensation each year an amount equal to the one-year term cost of the Policy, including insurance purchased by dividends, as such cost is determined pursuant to Revenue Rulings 64-328 and 66-110 issued by the Internal Revenue Service,which shall be the lesser of the P.S. 58 cost under the tables contained in Revenue Ruling 55-747 or the Insurer's individual initial issue one-year term life insurance rates. If during the term of this Agreement, the method



SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                     Page 1
FRED D. KOETTING
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for determining the Employee's annual compensation associated with the Policy is different than the method described in the preceding sentence due to changes in the tax laws applicable to this Agreement or the issuance of rulings or regulations by the Internal Revenue Service, the Employee shall report as compensation an amount consistent with the requirements of such laws, rulings or regulations.

         6. Employee's Obligation to Corporation. The Employee shall be obligated to repay to the Corporation the Corporation Premiums. The Employee's repayment obligation to the Corporation described in this Section 6 shall be payable as prescribed in Sections 10 and 13 of this Agreement.

         7. Collateral Assignment of Policy. As security for the repayment to the Corporation of the Corporation Premiums paid pursuant to Section 4 of this Agreement, the Employee has executed an assignment of the Policy (the "Assignment"), which Assignment is attached hereto as Exhibit A. During the term of this Agreement, the Employee's rights of ownership with respect to the Policy shall be limited to those specified in the Assignment. Except as provided in this Agreement, the Assignment will not be altered without the written consent of the Corporation.

         8. Right to Obtain Policy Loans. The Corporation shall have the right to obtain Policy loans or advances on the Policy equal to the amount of the Corporation Premiums paid to the date of the loan or advance.

         9. Assignment of Employee's Interest. Except as provided otherwise in this Section 9, the Employee may not transfer or assign his rights in the Policy (other than the rights assigned to the Corporation pursuant to this Agreement and the Assignment). Notwithstanding the preceding sentence, with the consent of the Corporation, Employee may assign his rights in the Policy (other than rights assigned to the Corporation pursuant to this Agreement and the Assignment) to a life insurance trust established by Employee.

         10. Death of Employee. Upon the death of the Employee, the Corporation shall be entitled to receive, from the proceeds of the Policy, an amount equal to the Corporation Premiums paid pursuant to Section 4 of this Agreement, less any Policy loans or other indebtedness incurred by the Corporation and secured by the cash surrender value of the Policy. The balance, if any, of the proceeds of the Policy will be paid directly by the Insurer to the beneficiary designated in the Policy by the Employee. If, pursuant to the terms of the Assignment, the Insurer pays the Corporation amounts in excess of the Corporation Premiums in connection with the death of the Employee, the Corporation shall pay such excess amounts to the beneficiary designated in the Policy by the Employee, as determined and communicated to the Corporation by the Insurer.

         11. Designation of Beneficiaries Under Policy. The Employee shall have the right to designate and change direct and contingent beneficiaries to receive the balance of any Policy proceeds payable on account of the Employee's death following payment of Corporation Premiums to the Corporation pursuant to Section 4 of this Agreement and to elect a payment



SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                     Page 2
FRED D. KOETTING
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plan for such beneficiaries, subject to the Assignment and the rights of the
Corporation thereunder.

         12. Termination of Agreement. Subject to the provisions of Section 13, this Agreement shall terminate on the occurrence of any of the following events:

                  (a) After payment of the amounts specified in Section 10 following the death of the Employee;

                  (b) Cessation of the Corporation's business;

                  (c) Termination of the Employee's employment with the Corporation; or

                  (d) Upon the election of the Corporation, provided that the Corporation gives written notice of the Corporation's election to terminate this Agreement pursuant to this paragraph (d) at least ninety (90) days prior to the effective date of such termination.

         13. Disposition of Policy on Termination of Agreement. If this Agreement is terminated under Section 12, the Corporation will no longer be obligated to pay the premium on the Policy pursuant to Section 4. The following provisions shall apply in the event of a termination of the Agreement pursuant to Section 12:

                  (a) Termination of Agreement on Account of Cessation of Business of Corporation, Employee's Voluntary Termination of Employment, or at the Election of the Corporation. If this Agreement is terminated on account of
(i) the cessation of the Corporation's business under paragraph (b) of Section 12; (ii) the Employee's voluntary termination of employment under paragraph (c) of Section 12; or (iii) termination of the Agreement by the Corporation pursuant to paragraph (d), the Employee shall have the right for a period of sixty (60) days following the termination event to repay the Corporation the Corporation Premiums. The Employee may elect to repay such premiums by surrendering the Policy and reimbursing the Corporation for such costs from the cash surrender value of the Policy. Alternatively, the Employee may elect to reimburse the Corporation for the Corporation Premiums paid as of the termination date without surrendering the Policy. Upon receipt of this amount, the Corporation shall release the Assignment of the Policy, and the Employee shall become the sole and absolute owner of the Policy. The Employee may thereafter elect to continue to keep the Policy in effect by paying the premiums thereon, or alternatively, may elect to surrender the Policy pursuant to the terms thereof. If the Employee fails to repay the Corporation the amount of the Corporation Premiums within this sixty (60) day period, the Employee shall execute any and all documents necessary to vest ownership of the Policy in the Corporation. Thereafter, Employee shall have no interest in the Policy.

                  (b) Termination of Agreement on Account of the Involuntary Termination of Employee's Employment. If this Agreement is terminated on account of the involuntary termination of Employee's employment by the Corporation for reasons other than for "Cause" (as hereinafter defined) under paragraph (c) of
Section 12, the Corporation shall waive its right to



SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                     Page 3
FRED D. KOETTING
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repayment of the Corporation Premiums. Within sixty (60) days of such involuntary termination of employment, the Corporation shall release the Assignment of the Policy and pay the amount of any Policy loans or other indebtedness incurred by the Corporation on the Policy, and the Employee shall become the sole and absolute owner of the Policy with all rights of ownership therein. The Employee may thereafter elect to continue to keep the Policy in effect by paying the premiums thereon, or alternatively, may elect to surrender the Policy pursuant to the terms thereof. If the Employee's employment is terminated by the Corporation for Cause, the Employee shall have no interest in the Policy and shall not be entitled to any benefits thereunder or any portion of the Policy's cash surrender value. In such event, the Corporation may take any action it deems appropriate with respect to the disposition of the Policy. As used in this Agreement, "Cause" shall be determined by the Board, in its sole and absolute discretion, and means the occurrence of either or both of the following:

                           (i) The Employee's conviction for committing an act
                  of fraud, embezzlement, theft, or other act constituting a felony; or

                           (ii) The willful engaging by the Employee in gross
                  misconduct materially and demonstrably injurious to the Corporation, as determined by the Corporation. However, no act or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by the Employee not in good faith and without reasonable belief that his action or omission was in the best interest of the Corporation.

         14. Insolvency of Corporation. In the event the Corporation becomes insolvent during the term of the Agreement, the cash surrender value of the Policy shall be subject to the claims of the Corporation's creditors and the Employee shall have the status of an unsecured creditor of the Corporation with respect to the portion of cash surrender value of the Policy, if any, otherwise payable to Employee under this Agreement. For purposes of the preceding sentence, the Corporation shall be considered as "insolvent" if (i) the Corporation is unable to pay its debts as they become due or (ii) the Corporation is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         15. Paid-Up Additional Life Insurance. Any payments under the Policy to the Corporation in connection with the rights granted to the Corporation in the Assignment shall first be made from the cash surrender value under the Policy attributable to the paid-up additional life insurance purchased by Policy dividends. The Employee shall have no interest in the paid-up additional life insurance protection to the extent the death benefit or cash value thereof exceeds the total amount which must be paid to the Corporation under this Agreement.

         16. Named Fiduciary. The Board of Directors of the Corporation (the "Board") is designated as the "Named Fiduciary," as defined under section 402 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of the split-dollar life insurance arrangement set forth in this Agreement. The business address and telephone number of the Named Fiduciary are:



SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                     Page 4
FRED D. KOETTING
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                           Chairman of the Board of Directors
                           c/o Bob Medlock, Chief Financial Officer
                           NCI Building Systems, Inc.
                           7301 Fairview
                           Houston, Texas 77041
                           (713) 466-7788

The Named Fiduciary shall have full power and authority to control and manage the operation and administration of this Agreement and to interpret and construe the terms hereof. The Named Fiduciary's interpretation and construction hereof and actions hereunder shall be binding and conclusive on all persons for all purposes. However, the Named Fiduciary may allocate its responsibilities for the operation and administration of this Agreement, including the designation of persons who are not named fiduciaries, to carry out all or a portion of its responsibilities under the Agreement. The Named Fiduciary shall be responsible for making timely delivery of any required premiums under the Policy to the Insurer during the term of this Agreement. A copy of the Assignment and the Policy has been provided to Employee upon the execution of this Agreement.

         17. Claims Procedure. Any person claiming a benefit under the Agreement (a "Claimant") shall present the claim in writing to the Board and the Board shall respond thereto in writing in accordance with this Section 17. If a claim is wholly or partially denied, notice of the decision shall be furnished to the Claimant within 60 days after receipt of the claim by the Board, unless special circumstances require an extension of time for processing the claim, in which case a decision shall be rendered as soon as possible, but in no event later than 120 days after receipt of the claim. Written notice of the extension shall be furnished to the Claimant prior to the termination of the initial 60-day period, and shall indicate the circumstances requiring the extension and the date by which the Board expects to render its decision. The notice of the decision shall contain the specific reason or reasons for the denial of the claim, specific references to pertinent provisions of the Agreement on which the denial is based, a description of any additional material or information necessary for the Claimant to perfect the claim, an explanation of why such additional material or information is necessary and an explanation of the Agreement's claims review procedure. If notice of the denial is not furnished in accordance with the above procedure, the claim shall be deemed denied and the Claimant shall be permitted to proceed with the review procedure. A Claimant or his duly authorized representative may appeal the denial of a claim by making a written application to the Board requesting a review. The Claimant or his duly authorized representative may, in connection with the appeal, review pertinent documents and submit issues and comments to the Board in writing. The request for a review of a denied claim must be made to the Board within 60 days after receipt by the Claimant of written notification of denial of a claim. A decision by the Board shall be made no later than 60 days after its receipt of a request for a review, unless special circumstances require an extension of time for processing the request, in which case a decision shall be rendered as soon as possible, but in no event later than 120 days after receipt of the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent



SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                     Page 5
FRED D. KOETTING
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provisions of the Agreement on which the decision is based. If the decision on review is not furnished within the appropriate time, the claim shall be deemed denied on review. All interpretations, determinations, and decisions by the Board in respect of any matter hereunder will be final, conclusive, and binding upon the Board, Employees, beneficiaries, and all other persons claiming any interest under the Agreement.

         18. Arbitration. If an Employee or his beneficiary has completed the claims procedures set forth in Section 17 and decides to pursue his claim further, the Employee or beneficiary shall comply with the following procedures:

                  (a) The exclusive remedy or method of resolving all disputes or questions arising out of or relating to this Agreement shall be arbitration. Arbitration shall be held in Houston, Texas by three arbitrators, one to be appointed by the Board, a second to be appointed by the Employee (or beneficiary, if applicable), and a third to be appointed by those two arbitrators. The third arbitrator shall act as chairman. Any arbitration may be initiated by the Employee (or beneficiary) by written notice to the Board specifying the subject of the requested arbitration and appointing the Employee's (or beneficiary's) arbitrator ("Arbitration Notice").

                  (b) If (i) the Board fails to appoint an arbitrator by written notice to the Employee (or beneficiary) within ten days after the Arbitration Notice is given, or (ii) the two arbitrators appointed by the parties herein fail to appoint a third arbitrator within ten days after the date of the appointment of the second arbitrator, then the American Arbitration Association in Houston, Texas, upon application of the Employee (or beneficiary) shall appoint an arbitrator to fill that position.

                  (c) The arbitration proceeding shall be conducted in accordance with the rules of the American Arbitration Association. A determination or award made or approved by at least two of the arbitrators shall be the valid and binding action of the arbitrators. The costs of arbitration (exclusive of the expense of a party in obtaining and presenting evidence and attending the arbitration and of the fees and expense of legal counsel to a party, all of which shall be borne by that party) shall be borne by the Board if the Employee (or beneficiary) receives substantially the relief sought by the Employee (or beneficiary) in the arbitration, whether by settlement, award, or judgment; otherwise, the costs shall be borne equally by the parties. The arbitration determination or award shall be final and conclusive on the parties, and judgment upon such award may be entered and enforced in any court of competent jurisdiction.

         19. Amendment of Agreement. This Agreement shall not be amended except by mutual written agreement between the Employee and the Corporation which shall be signed by the Employee on behalf of the Employee and by the Corporation.

         20. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Corporation and its successors and assigns and the Employee and the Employee's successors and assigns.



SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                     Page 6
FRED D. KOETTING
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         21. Notice. Whenever any notice is required or permitted under this
Agreement, such notice must be in writing and personally delivered or sent by registered or certified mail. Any notice required or permitted to be delivered under this Agreement shall be deemed to be delivered on the date which it is personally delivered, or, actually received at the address which such person has previously specified by written notice to the other. Until changed in accordance with this Agreement, the Corporation and the Employee specify their respective addresses as set forth below:

                  Corporation:               NCI Building Systems, Inc.
                                             7301 Fairview
                                             Houston, Texas 77041

                  Employee:                  Fred D. Koetting
                                             14 Petalcup
                                             Woodlands, Texas 77381

         22. Insurer Not a Party. The Insurer: (a) shall not be deemed to be a party to this Agreement for any purpose; (b) shall not be obligated to inquire as to the distribution of any monies payable or paid by it under the Policy; and
(c) shall be fully discharged from any and all liability under the terms of the Policy upon payment or other performance of its obligations in accordance with the terms of the Policy and the terms of this Agreement.

         23. Applicable Law. This Agreement shall be subject to and shall be construed under the laws of the State of Texas unless superseded by federal law.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written, the Company acting by and through its duly authorized officers.


                                       NCI BUILDING SYSTEMS, INC.


                                       By: /s/ Robert J. Medlock
                                          --------------------------------------

                                       Title: Vice President and CFO
                                             -----------------------------------

                                       Print Name: Robert J. Medlock
                                                  ------------------------------




                                       /s/ Fred D. Koetting
                                       -----------------------------------------
                                       Fred D. Koetting, EMPLOYEE



SPLIT-DOLLAR LIFE INSURANCE AGREEMENT                                     Page 7
FRED D. KOETTING